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                                   EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our reports dated March 29, 2002, accompanying the consolidated financial statements included in the Form 10-KSB of USABancShares.com, Inc for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statements of USABancShares.com, Inc. on Forms S-8 (File No. 333-84135, effective July 30, 1999, and File No. 333-68955, effective December 15, 1998).

/s/ Grant Thornton LLP

Philadelphia, PA
March 29, 2002